                                                                    Exhibit 4.15

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 2 TO LOAN AND SECURITY  AGREEMENT  (this  "Amendment No. 2"), dated as of May 20, 2005,  by and among Handy & Harman,  a New York  corporation
("Parent"),  OMG, Inc., formerly known as Olympic  Manufacturing  Group, Inc., a
Delaware  corporation  ("OMG"),   Continental  Industries,   Inc.,  an  Oklahoma
corporation   ("Continental"),   Maryland   Specialty  Wire,  Inc.,  a  Delaware
corporation  ("Maryland  Wire"),  Handy & Harman Tube Company,  Inc., a Delaware
corporation  ("H&H Tube"),  Camdel Metals  Corporation,  a Delaware  corporation
("Camdel"),   Canfield  Metal  Coating   Corporation,   a  Delaware  corporation
("Canfield"),    Micro-Tube   Fabricators,    Inc.,   a   Delaware   corporation
("Micro-Tube"),  Indiana  Tube  Corporation,  a Delaware  corporation  ("Indiana
Tube"), Lucas-Milhaupt,  Inc., a Wisconsin corporation ("Lucas"), Handy & Harman
Electronic  Materials  Corporation,  a Florida  corporation ("H&H  Electronic"),
Sumco Inc.,  an Indiana  corporation  ("Sumco"  and together  with Parent,  OMG,
Continental,  Maryland Wire, H&H Tube,  Camdel,  Canfield,  Micro-Tube,  Indiana
Tube,   Lucas  and  H&H  Electronic,   each   individually,   a  "Borrower"  and
collectively,  "Borrowers"),  Handy & Harman  of  Canada,  Limited,  an  Ontario
corporation ("H&H Canada"),  ele Corporation,  a California corporation ("ele"),
Alloy Ring  Service  Inc., a Delaware  corporation  ("Alloy"),  Daniel  Radiator
Corporation, a Texas corporation ("Daniel"),  H&H Productions,  Inc., a Delaware corporation  ("H&H  Productions"),  Handy & Harman  Automotive  Group,  Inc.,  a
Delaware  corporation  ("H&H  Auto"),  Handy &  Harman  International,  Ltd.,  a
Delaware  corporation  ("H&H  International"),  Handy &  Harman  Peru,  Inc.,  a
Delaware  corporation ("H&H Peru"),  KJ-VMI Realty, Inc., a Delaware corporation
("KVR"),  Pal-Rath Realty,  Inc., a Delaware corporation  ("Pal-Rath"),  Platina
Laboratories,  Inc.,  a  Delaware  corporation  ("Platina"),   Sheffield  Street
Corporation,  a Connecticut  corporation  ("Sheffield"),  SWM,  Inc., a Delaware corporation  ("SWM")  and  Willing B Wire  Corporation,  a Delaware  corporation
("Willing"  and  together  with each of H&H  Canada,  ele,  Alloy,  Daniel,  H&H
Productions,  H&H Auto, H&H  International,  H&H Peru, KVR,  Pal-Rath,  Platina,
Sheffield  and  SWM,  each   individually,   a  "Guarantor"  and   collectively,
"Guarantors"),  Canpartners  Investments  IV, LLC,  successor by assignment from
Ableco  Finance LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter  defined)  acting for the  financial  institutions  party thereto as lenders (in such capacity,  together with its  successors and assigns,  "Agent")
and  the  financial   institutions  party  thereto  as  lenders   (collectively,
"Lenders").

                               W I T N E S S E T H

     WHEREAS,  Agent,  Lenders,  Borrowers  and  Guarantors  have  entered  into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have  made  and  may  make  loans  and  advances  and  provide  other  financial accommodations  to Borrowers  as set forth in the Loan and  Security  Agreement, dated as of March 31, 2004,  by and among  Agent,  successor  by  assignment  to
Ableco Finance LLC,  Lenders,  Borrowers and Guarantors (as amended by Amendment
No. 1 to Loan and Security  Agreement,  dated as of October 29, 2004, and as the same  may  hereafter  be  further  amended,  modified,  supplemented,  extended, renewed, restated or replaced, the "Loan Agreement"),  and the other agreements,

documents and  instruments  referred to therein or at any time  executed  and/or delivered  in  connection  therewith or related  thereto (all of the  foregoing, together  with the Loan  Agreement,  as the same now exist or may  hereafter  be amended, modified, supplemented,  extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

     WHEREAS,  Borrowers and  Guarantors  have  requested that Agent and Lenders agree to  certain  amendments  to the Loan  Agreement  and the  other  Financing
Agreements,  and Agent and  Lenders  are  willing  to agree to such  amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 2, Borrowers,  Guarantors, Agent and Lenders
desire and intend to evidence such consents and amendments;

     NOW  THEREFORE,  in  consideration  of the  foregoing,  and the  respective agreements and covenants contained herein, the parties hereto agree as follows:

     1.   AMENDMENTS TO DEFINITIONS.

      (a) All references to the defined term "Olympic" in the Loan Agreement and in any of the other  Financing  Agreements  are hereby deleted and replaced with
"OMG."

      (b) Section 1.30 of the Loan  Agreement is hereby amended by deleting such definition and replacing it with the following:

          "1.30  "EBITDA"  shall  mean,  as to  any  Person,  with
          respect  to any  period,  an amount  equal  to:  (a) the
          Consolidated  Net Income of such Person for such period,
          plus (b)  depreciation  and amortization for such period
          (to  the  extent   deducted   in  the   computation   of
          Consolidated   Net  Income  of  such  Person),   all  in
          accordance with GAAP, plus (c) Interest Expense for such
          period (to the extent  deducted  in the  computation  of
          Consolidated  Net Income of such  Person),  plus (d) the
          Provision  for  Taxes  for such  period  (to the  extent
          deducted in the computation of  Consolidated  Net Income
          of such Person), plus (e) the net loss attributed to the
          operations  of Maryland Wire for each of the periods and
          in the  respective  amounts  listed in  Schedule  1.30-A
          hereto,  plus (f) the charge attributed to the Fairfield
          facility  for the  period  and in the  amount  listed in
          Schedule 1.30-B;  PROVIDED,  THAT,  EBITDA of the Parent
          and its Subsidiaries,  on a consolidated  basis, for the
          fiscal quarters ending March 31, June 30,  September 30,
          and December 31, 2003 shall equal the applicable amounts
          set  forth  on  Schedule  1.30   corresponding  to  such
          period."

      (c) Section 1.50 of the Loan  Agreement is hereby amended by deleting such definition and replacing it with the following:

      "1.50 "FIXED  CHARGES"  shall mean, as to any Person and its  Subsidiaries with respect to any period, the sum of, without duplication,  (a) all cash  Interest  Expense,  provided  that any annual  fees paid to the
           Working  Capital  Lenders or Working Capital Agent will be considered to be a cash Interest  Expense when such amounts are recognized as an expense in the income statement of any Borrower or Guarantor, (b) all regularly scheduled (as determined at the beginning of the respective
           period)  principal   payments  of  Indebtedness  for  borrowed  money
           (including,  without limitation,  all regularly scheduled payments of principal  in respect of the Loan) and  Indebtedness  with respect to
           Capitalized  Leases (and without  duplicating  amounts in item (a) of this definition,  the interest component with respect to Indebtedness under  Capitalized  Leases),  but  excluding  all payments in kind or non-cash  payments of interest on account of  Indebtedness  under the
           WHX Subordinated Note, (c) all cash income taxes (including,  without limitation, payments made pursuant to Section 9.12(b)(iii)), (d) cash dividends,  repurchases  or  redemptions  paid by such Person and its
           Subsidiaries   (other   than  to  such   Person   or  such   Person's
           Subsidiaries)  in respect of Capital Stock,  (e) management fees paid in cash (in each case as to such Person and its Subsidiaries) and (f)
           all cash  payments for pension  expenses  paid by such Person and its
           Subsidiaries  during such period to the extent such  payments are not deducted from the determination of Consolidated Net Income, including but not limited to payments for pension expenses to WHX."

      (d) Section 1.79 of the Loan  Agreement is hereby amended by deleting such definition and replacing it with the following:

       1.79 "OBLIGOR" shall mean any guarantor,  endorser,  acceptor,  surety or other person liable on or with respect to the  Obligations or who is the owner of any  property  which is  security  for the  Obligations
            (including, without limitation, Guarantors), other than Borrowers."

     2.   ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other
Financing  Agreements  are hereby  amended to include,  in  addition  and not in limitation, the following:

      (a) "WC  Equipment  Purchase  Term Loan"  shall  mean the term  "Equipment
Purchase  Term Loans" as defined in the Working  Capital  Loan  Agreement  as in effect on the date hereof.

      (b) "OMG" shall mean OMG, Inc.,  formerly  known as Olympic  Manufacturing
Group, Inc., a Delaware corporation, and its successors and assigns.

     3.   MANDATORY  PREPAYMENTS.  Section 2.3 of the Loan  Agreement  is hereby amended as follows:

      (a) Section  2.3(a)(i) of the Loan Agreement is hereby amended by deleting
"and third" and replacing it with ", third, to the outstanding  principal amount of the WC Equipment Purchase Term Loans, and fourth";

      (b) Section 2.3(a)(ii) of the Loan Agreement is hereby amended by deleting
"and,  second," and replacing it with ", second,  to the  outstanding  principal amount of the WC Equipment Purchase Term Loans, and, third,";

      (c) Section  2.3(b) of the Loan  Agreement  is hereby  amended by deleting
"and  second" and  replacing  it with ", second,  to the  outstanding  principal amount of the WC Equipment Purchase Term Loans, and third";

      (d) Section  2.3(c)(i) of the Loan Agreement is hereby amended by deleting
"and third" and replacing it with "third, to the outstanding principal amount of the WC Equipment Purchase Term Loans, and fourth";

      (e) Section 2.3(c)(ii) of the Loan Agreement is hereby amended by deleting
"and  second" and  replacing  it with ", second,  to the  outstanding  principal amount of the WC Equipment Purchase Term Loans, and third";

      (f) Section  2.3(c)(iii)  of the  Loan  Agreement  is  hereby  amended  by deleting  the  paragraph  starting  with  "first"  and  replacing  it  with  the following:

          "FIRST,  the initial $2,000,000 of the Net Cash Proceeds
          from the sale or  disposition  of all such Real Property
          shall be split 50/50  between the Working  Capital  Loan
          Agreement and this Agreement, with the portion allocable
          to  this  Agreement  being  applied  to the  outstanding
          principal  amount of the Loan and the portion  allocable
          to the Working Capital Loan Agreement being applied,  at
          Borrower's   option,  to  any  of  (A)  the  outstanding
          principal   amount  of  the  WC  Term  Loans,   (B)  the
          outstanding   principal   amount  of  the  WC  Equipment
          Purchase  Term  Loans or (C) the  outstanding  principal
          amount of the WC Revolving Loans so long as (in the case
          of this  clause  (C) only)  the  Working  Capital  Agent
          establishes  and maintains a permanent  Reserve  against
          the  aggregate  Borrowing  Base of all  Borrowers  in an
          amount  equal to the  amount  of such Net Cash  Proceeds
          that are so applied by  Borrowers to the  prepayment  of
          principal of the WC Revolving Loans; and"; and

      (g) Section  2.3(f) of the Loan  Agreement  is hereby  amended by deleting
"the WC Term  Loans" from each place it appears  and  replacing  it with "the WC
Term Loans, the WC Equipment Purchase Term Loans".

     4.   ALLOWED  INDEBTEDNESS.  Section  9.9(f)(i) is hereby amended by adding the  following  phrase to the end of the  paragraph:  "plus (C) the WC Equipment
Purchase  Term Loans in an amount  equal to  $3,000,000  as reduced from time to time by the principal payments and prepayments of the WC Equipment Purchase Term
Loans whether optional or mandatory,".

     5.   AMENDMENTS TO FINANCIAL COVENANTS.

      (a) Section  9.17(a) of the Loan  Agreement is hereby  amended by deleting such Section and replacing it with the following:

          "(a) EBITDA.  Parent and its  Subsidiaries  shall not permit EBITDA of
          Parent and its Subsidiaries, on a consolidated basis, for the four (4)

          consecutive  fiscal  quarters  ending  on the last  day of the  fiscal quarter  set forth  below to be less than the  applicable  amount  set forth below:

                                                                    Minimum
                     Fiscal Quarter End                              EBITDA
                     ------------------                              ------

               March 31, 2004                                      $25,784,000

               June 30, 2004                                       $25,874,000

               September 30, 2004                                  $27,658,000

               December 31, 2004                                   $30,202,000

               March 31, 2005                                      $27,000,000

               June 30, 2005                                       $27,000,000

               September 30, 2005                                  $30,000,000

               December 31, 2005                                   $35,000,000

               March 31, 2006                                      $36,000,000

               June 30, 2006                                       $37,000,000

               September 30, 2006                                  $38,000,000

               December 31, 2006 and each fiscal                   $39,000,000
               quarter ending thereafter

      (b) Section  9.17(b) of the Loan  Agreement is hereby  amended by deleting such Section and replacing it with the following:

          "(b) FIXED CHARGE COVERAGE RATIO.  Parent and its  Subsidiaries  shall not permit the Fixed Charge  Coverage Ratio for the applicable  period set forth  below to be less than the  ratio  set forth  opposite  such period:

                                                                   Minimum Fixed
                      Fiscal Quarter End                        Charge Coverage Ratio
                      ------------------                        ---------------------

               For the 3 months ending June 30, 2004                 0.75 to 1

               For the 6 months ending September 30, 2004            0.90 to 1

               For the 9 months ending December 31, 2004             0.75 to 1

               For the 3 months ending March 31, 2005                0.10 to 1

               For the 6 months ending June 30, 2005                 0.75 to 1

               For the 9 months ending September 30, 2005               1 to 1

               For the 12 months ending December 31, 2005               1 to 1

               For the four (4) consecutive fiscal quarters             1 to 1"
               ending on the last day of each fiscal quarter
               thereafter

      (c) Section  9.17(c) of the Loan  Agreement is hereby  amended by deleting such Section and replacing it with the following:

          "(c) MAXIMUM CAPITAL  EXPENDITURES.  Parent and its Subsidiaries shall not,  directly or indirectly,  make or commit to make (whether through purchase,  capital lease or otherwise)  Capital  Expenditures  for the applicable  period set forth  below to be in excess of the  applicable amount set forth opposite such period:

                                                                  Maximum Capital
                        Period                                     Expenditures
                        ------                                     ------------

               Fiscal year ending December 31, 2004                $16,000,000

               For the 3 months ending March 31,                   $5,700,000
               2005

               For the 6 months ending June 30, 2005               $10,700,000

               For the 9 months ending September 30,               $15,700,000
               2005

               For the 12 months ending December 31,
               2005 and for each 12 months ending on               $18,500,000"
               the last day of each fiscal quarter
               thereafter

      (d) Section  9.17(d) of the Loan  Agreement is hereby  amended by deleting such Section and replacing it with the following:

          "(d) LEVERAGE RATIO.  Parent and its Subsidiaries shall not permit the
          Leverage Ratio of the Parent and its  Subsidiaries,  on a consolidated basis,  as of the last day of the fiscal quarter set forth below to be greater than the applicable ratio set forth below:

                                                               Maximum Leverage
                 Fiscal Quarter End                                  Ratio
                 ------------------                                  -----
               June 30, 2004                                       4.30 to 1

                                                               Maximum Leverage
                 Fiscal Quarter End                                  Ratio
                 ------------------                                  -----
               September 30, 2004                                  4.20 to 1

               December 31, 2004                                   4.20 to 1

               March 31, 2005                                      5.25 to 1

               June 30, 2005                                       5.25 to 1

               September 30, 2005                                  4.75 to 1

               December 31, 2005                                   4.00 to 1

               March 31, 2006                                      4.00 to 1

               June 30, 2006                                       4.00 to 1

               September 30, 2006                                  4.00 to 1

               December 31, 2006 and each fiscal                   4.00 to 1"
               quarter ending thereafter

     6.   AMENDMENT FEE AND LENDER'S LEGAL FEES AND EXPENSES. In addition to all other fees, charges,  interest and expenses payable by any Borrower or Guarantor to Agent or Lenders under the Loan Agreement and the other Financing Agreements,
Borrowers and Guarantors  shall pay to Agent for the account of Lenders (in such manner as Agent may agree):

      (a) contemporaneously  with the  effectiveness of this Amendment No. 2, an amendment fee in the amount of $150,000.00,  which fee shall be fully earned and nonrefundable as of the date hereof; and

      (b) all fees and  expenses  incurred  by or on  behalf  of the  Lender  in connection with the negotiation, preparation, and delivery of this Amendment No.
2, the consent to the sale by Maryland Wire of the Maryland Assets,  the consent to  Amendment  No. 4 of the  Working  Capital  Loan  Agreement,  and any and all
related  documents,  including,  but not  limited  to, the  reasonable  fees and expenses of legal counsel, such fees and expenses to be reimbursed no later than ten (10) days after receipt of the invoice by Parent.

     7.   INDIANA  TUBE  DANMARK A/S  BORROWINGS.  Indiana  Tube  Danmark A/S, a
corporation  organized  under the laws of Denmark  and an  affiliate  of Parent, shall not increase its borrowings  under its credit  facilities or other similar lending arrangements in excess of 120% of its outstanding  borrowings thereunder as of the date hereof without the prior written consent of Agent.

     8.   REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby  represents,  warrants and  covenants to Agent and Lenders the  following
(which shall survive the  execution  and delivery of this  Amendment No. 2), the truth and  accuracy of which are a  continuing  condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

      (a) This  Amendment  No. 2 and each other  agreement or  instrument  to be executed and  delivered by  Borrowers  and  Guarantors  in  connection  herewith
(collectively,  together with this Amendment No. 2, the  "Amendment  Documents")
have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors,  as the case may be,  contained herein and therein  constitute  the legal,  valid and  binding  obligations  of each of the
Borrowers and  Guarantors,  enforceable  against them in  accordance  with their
terms,   except  as  enforceability   is  limited  by  bankruptcy,   insolvency,
reorganization,  moratorium or other laws relating to or affecting generally the enforcement of creditors'  rights and except to the extent that  availability of the  remedy of  specific  performance  or  injunctive  relief is  subject to the discretion of the court before which any proceeding therefor may be brought.

      (b) The  execution,  delivery and  performance of this Amendment No. 2 (a)
are all within each  Borrower's and Guarantor's  corporate or limited  liability company  powers  and (b) are not in  contravention  of law or the  terms  of any
Borrower's or Guarantor's certificate or articles of incorporation,  by laws, or other organizational documentation,  or any indenture,  agreement or undertaking to which  any  Borrower  or  Guarantor  is a party or by which any  Borrower  or
Guarantor or its property are bound.

      (c) As of the date hereof,  and after giving  effect to the  provisions of this  Amendment No. 2, no Default or Event of Default exists or has occurred and is continuing.

      (d) The  Working  Capital  Amendment  (as  defined  hereinafter)  has been executed and delivered by all parties and is in full force and effect.

      (e) All of the  representations  and  warranties  set  forth  in the  Loan
Agreement and the other Financing  Agreements,  each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date  hereof,  except to the extent any such  representation  or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

      (f) Nothing in this  Amendment  No. 2 changes or  modifies  the rights and obligations  of Agent,  Lenders and WHX pursuant to that  certain  Subordination
Agreement dated October 29, 2004 by and between Agent, as agent for the Lenders, and WHX.

     9.   CONDITIONS  PRECEDENT.  The provisions  contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

      (a) Agent  shall have  received  this  Amendment  No. 2, duly  authorized, executed and delivered by Borrowers, Guarantors and Required Lenders;

      (b) Agent  shall have  received,  in form and  substance  satisfactory  to
Agent, a Secretary's  Certificate  from each Borrower and Guarantor with respect to,  among other  things,  the  resolutions  of the Board of  Directors  of such
Borrower and Guarantor  evidencing  the adoption and  subsistence of resolutions approving the execution, delivery and performance by such Borrower and Guarantor of this Amendment No. 2 and the other Amendment Documents;

      (c) Agent  shall have  received a true and  correct  copy of any  consent, waiver  or  approval  to or of  this  Amendment  No.  2 or any  other  Amendment
Documents  which any  Borrower or Guarantor is required to obtain from any other
Person,  and such  consent,  waiver  or  approval  shall  in form and  substance satisfactory to Agent;

      (d) Agent shall have  received (i) a true and correct copy of an amendment to the Working Capital Loan Agreement (the "Working Capital Amendment"), in form and substance satisfactory to Agent, duly authorized,  executed and delivered by each of the parties  thereto,  which Working Capital  Amendment shall be in full force and effect  and (ii) an  amendment  to the  Intercreditor  Agreement  (the
"Intercreditor  Amendment"),  in form and substance  satisfactory to Agent, duly authorized,  executed and delivered by Working Capital Agent and acknowledged by
Borrowers and Guarantors,  which Intercreditor  Amendment shall be in full force and effect; and

      (e) no Default or Event of Default  shall  exist or have  occurred  and be continuing.

     10.  EFFECT OF THIS AGREEMENT. Except as expressly amended pursuant hereto, no other changes or  modifications  to the Financing  Agreements are intended or implied,  and,  in all other  respects,  the  Financing  Agreements  are  hereby specifically  ratified,  restated and confirmed by all parties  hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing  Agreements are  inconsistent  with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

     11.  FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes of this Amendment No. 2.

     12.  GOVERNING LAW. The validity,  interpretation  and  enforcement of this
Agreement  and the other  Financing  Agreements  (except as  otherwise  provided therein)  and any dispute  arising out of the  relationship  between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the  application  of the law of any jurisdiction other than the laws of the State of New York.

     13.  BINDING  EFFECT.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     14.  HEADINGS.  The headings listed herein are for convenience  only and do not constitute matters to be construed in interpreting this Amendment No. 2.

     15.  COUNTERPARTS.  This  Amendment  No. 2 may be executed in any number of counterparts,  each of  which  shall  be an  original,  but all of  which  taken together shall  constitute one and the same  agreement.  Delivery of an executed counterpart of this Amendment No. 2 by  telefacsimile  shall have the same force and effect as the delivery of an original executed counterpart of this Amendment
No. 2. Any party  delivering an executed  counterpart of this Amendment No. 2 by telefacsimile  shall also  deliver an  original  executed  counterpart,  but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       10

     IN WITNESS WHEREOF,  the parties hereto have caused this Amendment No. 2 to be executed on the day and year first above written.

AGENT                                     BORROWERS
-----                                     ---------

CANPARTNERS INVESTMENTS IV, LLC,          HANDY & HARMAN
as Agent
                                          By: /s/ Dennis Kelly
By: /s/ Mitch Julis                       ----------------------------------
   ---------------------------------      Title: Vice President and CFO
Title: Managing Partner
                                          OMG, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer
LENDERS
-------

CANPARTNERS INVESTMENTS IV, LLC,          CONTINENTAL INDUSTRIES, INC.
as Lender

By: /s/ Mitch Julis                       By: /s/ Dennis Kelly
   ---------------------------------          ----------------------------------
Title: Managing Partner                   Title: Vice President and Treasurer

                                          MARYLAND SPECIALTY WIRE, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          HANDY & HARMAN TUBE COMPANY, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                          CAMDEL METALS CORPORATION

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          CANFIELD METAL COATING CORPORATION

                                          By: /s/ Robert K. Hynes
                                              ----------------------------------
                                          Title: Secretary

                                          MICRO-TUBE FABRICATORS, INC.

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          INDIANA TUBE CORPORATION

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          LUCAS-MILHAUPT, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          HANDY & HARMAN ELECTRONIC
                                          MATERIALS CORPORATION

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          SUMCO INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                          GUARANTORS
                                          ----------

                                          HANDY & HARMAN OF CANADA,
                                          LIMITED

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          ELE CORPORATION

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          ALLOY RING SERVICE INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          DANIEL RADIATOR CORPORATION

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          H&H PRODUCTIONS, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: V.P. and Treasurer

                                          HANDY & HARMAN AUTOMOTIVE
                                          GROUP, INC.

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          HANDY & HARMAN INTERNATIONAL,
                                          LTD.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer
                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                          HANDY & HARMAN PERU, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          KJ-VMI REALTY, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: V.P. and Treasurer

                                          PAL-RATH REALTY, INC.

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          PLATINA LABORATORIES, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: V.P. and Treasurer

                                          SHEFFIELD STREET CORPORATION

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                          SWM, INC.

                                          By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: V.P. and Treasurer

                                          WILLING B WIRE CORPORATION

                                           By: /s/ Dennis Kelly
                                              ----------------------------------
                                          Title: Vice President and Treasurer

                                 Schedule 1.30-A

    Net Loss Attributed to Maryland Specialty Wire, Inc. for the quarters ended:

    March 31, 2004                        $0

    June 30, 2004                 $1,303,000

    September 30, 2004            $1,901,000

    December 31, 2004             $5,293,000

    March 31, 2005                $3,638,000

    June 30, 2005                   $750,000
                                 -----------

    Total                        $12,885,000
                                  ===========

                                 Schedule 1.30-B

    Charge Attributed to Fairfield facility for December 31, 2004: $3,523,000